VOTING TRUST AGREEMENT
                         ----------------------

       THIS AGREEMENT is entered into and effective this 1st day of January, 2007, between and among the following persons all of whom are Stockholders of Knight Energy Corporation, a Nevada corporation (the "Corporation"):

                            William J. Bosso
                          Matthew T. Henninger
                             Bruce A. Hall
                           Harrysen Mittler
                           Lake Capital, LLC
                             Eckerd Kirsch

(such persons being the persons sometimes hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders"); and

                    NORTIA CAPITAL PARTNERS, INC.,
                         a Nevada corporation

(such person being sometimes hereinafter referred to as "Trustee").

1. EXCHANGE OF SHARES FOR VOTING TRUST CERTIFICATES: Simultaneously with the execution of this Agreement, the Stockholders shall deliver to the Trustee properly endorsed certificates for the number of shares of the Corporation's stock shown opposite his respective name below (the "Shares"). The Trustee shall hold the shares transferred to it in trust, subject to the terms of this Agreement. The Stockholders shall have no right to withdraw their shares prior to termination of this Agreement as hereinafter provided.

     The Trustee shall cause such shares to be transferred to it on the Corporation's books and records. The Trustee shall thereupon issue and deliver to each of the Stockholders Voting Trust Certificates, in the form shown in Exhibit A to this Agreement, for the number of shares so transferred, subject to satisfying any applicable qualification requirements under Nevada Law.

2. TRUSTEE'S POWERS, DUTIES AND COMPENSATION: The number of Trustees under this Agreement shall be one (1). The Trustee, or its designee, may also serve the Corporation in any capacity and may be a certificate holder under this Agreement. The Trustee shall have all of the rights, privileges and powers of a Stockholder of the Corporation, subject to the limitations set forth below:

     a. Voting rights: Beginning the Effective Date, and continuing until the termination of this Agreement, the Trustee shall have the sole and exclusive right to vote the shares transferred to it. The Trustee may exercise such right in person or by proxy at all Stockholder meetings and in all proceedings in which the vote or consent of Stockholders is or may be required by the Articles of Incorporation or Bylaws of the Corporation, or as a matter of law.

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     b.    Notices, dividends and distributions:  The Trustee shall
forward to each Voting Trust Certificate holder copies of all notices, reports, statements and other communications received from the Corporation. The Trustee shall distribute, promptly upon receipt, all dividends and other payments or distributions received from the Corporation, to the certificate holders in proportion to their respective interests. If any dividends consist of additional shares having voting rights, the Trustee shall hold these shares in trust subject to the terms of this Agreement, and shall issue new Voting Trust Certificates representing the additional shares to the certificate holders in proportion to their beneficial interests.

     c. No right to sell shares: The Trustee shall have no authority to sell, pledge, hypothecate, encumber or otherwise dispose of the shares transferred to it under this Agreement, or receive from the Corporation by way of stock split or stock dividend.

     d. Successors in interest: The Agreement shall be binding upon any and all successors in interest to shares held by any Stockholder during the term of this Agreement.

     e. Compensation of Trustee: The Trustee shall receive no compensation for its services under this Agreement. However, this paragraph shall not affect the right of the Trustee to compensation from the Corporation for services performed on its behalf in some other capacity.

     f. Liability of Trustee: The Trustee shall not be liable for any error of judgment or mistake of fact or law, or for any action or omission under this Agreement. The Trustee may consult with legal counsel, and any action or omission undertaken by him in good faith in accordance with the opinion of legal counsel shall be binding and conclusive on the parties to this Agreement.

3. EFFECTIVE DATE: The Trustee's powers and duties under this Agreement shall become effective upon the completion of all of the following:

     a. The execution of this Agreement by each of the Stockholders and the Trustees;

     b.   The delivery of the Shares by the Stockholders to the Trustee;
and

     c. The delivery of Voting Trust Certificates to each Stockholder by the Trustee.

4. TERMINATION: This Agreement shall remain in effect for a period of fifteen (15) years unless extended by written agreement of all parties to the Agreement within the period of two (2) years immediately preceding the expiration of the fifteen year term. Notwithstanding the foregoing, this Agreement may be terminated by any party hereto upon sixty (60) days written notice to each party.


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5.   FILING, INSPECTION RIGHTS:  A duplicate of this Agreement and of any extension Agreement as provided in the preceding paragraph shall be filed with the Secretary of the Corporation, and shall be open for inspection of the same conditions as the Corporation's record of Stockholders.


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IN WITNESS WHEREOF, the parties have executed this Agreement on the date hereinabove set forth.

Stockholder                                Number of Shares Transferred
-----------                                ----------------------------

Nortia Capital Partners, Inc.

By: ___________________________________
      William Bosso, President             1,250,000

______________________________________
William Bosso                              2,400,000

______________________________________
Matthew T. Henninger                       2,400,000

______________________________________
Bruce A. Hall                              1,250,000

______________________________________
Harrysen Mittler                           2,400,000

______________________________________
Lake Capital AG                            1,250,000

______________________________________
Eckerd Kirsch                              1,250,000


TOTAL                                      12,200,000



TRUSTEE
-------

Nortia Capital Partners, Inc.
a Nevada corporation


_______________________
By: William Bosso, President
Its: ____________________



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                             EXHIBIT "A"
                             -----------

                       VOTING TRUST CERTIFICATE
                       ------------------------

Certificate No. ONE

       This certifies that the undersigned has received from _____________________ share certificates representing ________ (_____)
shares of the _______ stock of KNIGHT ENERGY CORPORATION, a Nevada corporation. This further certifies that the undersigned holds such share certificates as Trustee subject to the terms and conditions of a Voting Trust Agreement dated January 1, 2007, between and among Stockholders of said Corporation and the undersigned as Trustee, a copy of which is on file with the Secretary of said Corporation.

       During the term of said Voting Trust Agreement, and subject to its terms and conditions, the holder of this certificate shall be entitled to all dividends and distributions and all other benefits attributable to the share certificates transferred.

       This Voting Trust Certificate is not transferable by the holder except as provided by the Corporation By-Laws and Stockholder. A new Certificate shall be issued to any transferee only when this Certificate, properly endorsed by the holder designated above, is surrendered to the undersigned Trustee.

       Upon termination of the said Voting Trust Agreement, and subject to its terms and conditions, the undersigned Trustee will deliver to the holder of this Certificate share certificates representing the number of shares designated above, on surrender to the Trustee of this Certificate, properly endorsed by the holder, together with payment of a sum sufficient to cover any expenses relating to transfer and delivery of said share certificates.


Dated: __________________, 2007






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IN WITNESS WHEREOF, the parties have executed this Agreement on the date hereinabove set forth.


TRUSTEE
-------

Nortia Capital Partners, Inc.


____________________________
By: William Bosso, President




























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